Exhibit 23.2

CONSENT OF INDEPENDENT AUDITOR

Board of Directors
Full House Resorts, Inc.
Las Vegas, Nevada

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of Full House Resorts, Inc. on Form S-3 of our report dated April 19, 2016, relating to the financial statements of Pioneer Group, Inc. and Subsidiary as of and for the years ended December 31, 2015 and 2014, appearing in the Current Report on Form 8-K/A filed on July 29, 2016 with the Securities and Exchange Commission.

/s/ BKD, LLP

Colorado Springs, Colorado
September 13, 2016